As filed with the Securities and Exchange Commission on January 23, 2008	Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARRINGTON LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
Texas (State or other jurisdiction of incorporation or organization)	75-1435663 I.R.S. Employer Identification No.)
2001 Walnut Hill Lane Irving, Texas (Address of principal executive offices)	75038 (Zip Code)

Carrington Laboratories, Inc. 2004 Stock Option Plan
 (Full title of the Plan)

Robert W. Schnitzius
Chief Financial Officer
Carrington Laboratories, Inc.
2001 Walnut Hill Lane
Irving, Texas 75038
(972) 518-1300
(Name, address and telephone number of agent for service)

Copy to:
Peter A. Lodwick, Esq.
Wesley P. Williams
Thompson & Knight L.L.P.
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201
(214) 969-1700

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.01 per share	1,500,000 shares (1)(2)	$0.37 (3)	$555,000 (3)	$21.81 (4)

(1)

Pursuant to Rule 416 promulgated under the Securities Act, the offering and sale of shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2)

Includes an indeterminate number of preferred share purchase rights issuable pursuant to the Registrant's shareholder rights agreement, which rights will be transferable only with shares of Common Stock registered hereunder and under the Prior Registration Statement (as defined in Note (4) below) and issued pursuant to the Registrant's 2004 Stock Option Plan, as amended (the "Plan"). (See "Explanatory Note.")

(3)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low prices for the Common Stock on January 18, 2008.

(4)

Pursuant to Rule 429 under the Securities Act, a combined prospectus, relating to the 1,500,000 shares registered hereby and the 500,000 shares registered pursuant to the Registration Statement on Form S-8 (Registration No. 333-118303) filed with the Securities and Exchange Commission on August 17, 2004 relating to the Plan, (the "Prior Registration Statement"), will be delivered to Plan participants in accordance with Form S-8 and Rule 428 under the Securities Act. (See "Explanatory Note.")

EXPLANATORY NOTE

     The contents of Form S-8 Registration Statement No. 333-118303 relating to the Carrington Laboratories, Inc. (the "Registrant") 2004 Stock Option Plan, as amended (the "Plan"), and filed by the Registrant with the Securities and Exchange Commission on August 17, 2004 (the "Prior Registration Statement"), including all documents incorporated by reference in the Prior Registration Statement, are incorporated herein by reference pursuant to General Instruction E to Form S-8.

     The purpose of this Registration Statement is to register 1,500,000 additional shares of Common Stock of the Registrant for offer and sale pursuant to the Plan. Pursuant to Rule 429 under the Securities Act, this Registration Statement constitutes a post-effective amendment to the Prior Registration Statement, and a combined prospectus relating to the 1,500,000 shares of Common Stock registered pursuant to this Registration Statement and the 500,000 shares of Common Stock registered pursuant to the Prior Registration Statement will be delivered to Plan participants in accordance with Form S-8 and Rule 428 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Documents Incorporated by Reference

     The contents of the Prior Registration Statement, including the documents incorporated by reference therein, are incorporated by reference in this Registration Statement.

Item 8.     Exhibits

     In addition to the exhibits incorporated by reference to the exhibits filed with or incorporated by reference into the Prior Registration Statement, the exhibits listed in the accompanying Index to Exhibits are filed as a part of this Registration Statement.

[Signature Page Follows]

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas as of January 22, 2008.
CARRINGTON LABORATORIES, INC.

By: /s/ Carlton E. Turner
Carlton E. Turner, Ph.D., D.Sc.
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Carlton E. Turner and Robert W. Schnitzius, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our names and on our behalf, in the capacities indicated below, any and all amendments to this Registration Statement and the Prior Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.
SIGNATURE	CAPACITY IN WHICH SIGNED	DATE
/s/ Carlton E. Turner Carlton E. Turner, Ph.D., D.Sc.	President, Chief Executor Officer and Director (principal executive officer)	January 22, 2008
/s/ Robert W. Schnitzius Robert W. Schnitzius	Chief Financial Officer and Secretary (principal financial and accounting officer)	January 22, 2008
/s/ Ronald R. Blanck Ronald R. Blanck, D.O.	Director	January 22, 2008
/s/ R. Dale Bowerman R. Dale Bowerman	Director	January 22, 2008
/s/ George DeMott George DeMott	Director	January 22, 2008
/s/ Thomas J. Marquez Thomas J. Marquez	Director	January 22, 2008
/s/ Alex McPherson Alex McPherson, M.D., Ph.D.	Director	January 22, 2008
/s/ Edwin Meese, III Edwin Meese, III	Director	January 22, 2008

INDEX TO EXHIBITS

Exhibit Number
Exhibit

4.1	Carrington Laboratories, Inc. 2004 Stock Option Plan, as amended.

5.1	Opinion of Thompson & Knight L.L.P.

23.1	Consent of Weaver and Tidwell, L.L.P.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Thompson & Knight L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).